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                                  EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG, LLP


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                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Sterling Financial Corporation 1996 Stock Incentive Plan of our report dated January 22, 2002 (except Note 26 as to which the date is February 28, 2002) with respect to the consolidated financial statements of Sterling Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001, and filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

February 7, 2003
Philadelphia, Pennsylvania